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                                                                      EXHIBIT 12

                           JACOR COMMUNICATIONS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                                                                                          SIX
                                                                                                        MONTHS
                                                               YEAR ENDED DECEMBER 31,                   ENDED
                                                -----------------------------------------------------  JUNE 30,
                                                  1992       1993       1994       1995       1996       1997
                                                ---------  ---------  ---------  ---------  ---------  ---------
EARNINGS:
  Income (loss) before income taxes and
    extraordinary loss........................  $ (23,701) $   4,138  $  14,165  $  18,265  $  15,371  $   3,761
  Fixed charges...............................     15,578      4,768      2,860      3,853     34,799     40,664
                                                ---------  ---------  ---------  ---------  ---------  ---------
      Total...................................  $  (8,123) $   8,906  $  17,025  $  22,118  $  50,170  $  44,425
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES:
  Interest expense............................  $  13,701  $   2,735  $     534  $   1,444  $  31,148  $  38,382
  Amortization of debt expense................        449        238        324        326      1,096      1,005
  Portion of rent expense deemed to be
    interest..................................      1,428      1,795      2,002      2,083      2,555      1,277
                                                ---------  ---------  ---------  ---------  ---------  ---------
      Total...................................  $  15,578  $   4,768  $   2,860  $   3,853  $  34,799  $  40,664
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............     N/A           1.9        6.0        5.7        1.4        1.1
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------
Coverage deficiency...........................  $  23,701     N/A        N/A        N/A        N/A        N/A
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------
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